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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported)
                               December 30, 2002

                              --------------------


                            CLASSIC BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)



           Kentucky                       0-27170                 61-1289391
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(State or other Jurisdiction of         (Commission             (IRS Employer
incorporation or organization)          File Number)         Identification No.)




                 344 Seventeenth Street, Ashland, Kentucky 41101
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                    (Address of principal executive offices)



                                 (606) 326-2800
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              (Registrant's telephone number, including area code)



                                 Not Applicable
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         (Former name or former address, if changed since last report.)





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ITEM 5.     OTHER EVENTS.
            -------------

         On December 30, 2002, Classic Bancshares, Inc. (the "Company") announced that it entered into an Agreement and Plan of Merger, dated as of December 30, 2002, by and between the Company and First Federal Financial Bancorp, Inc., a Delaware corporation (the "Merger Agreement," a copy of which is attached hereto as Exhibit 2.1), pursuant to which First Federal Financial Bancorp, Inc. will merge with and into the Company, with the Company as the surviving corporation (the "Merger").

         Under the terms of the Merger Agreement, each share of First Federal Financial Bancorp, Inc. common stock issued and outstanding immediately prior to the Merger shall become and be converted into the right to receive the Merger Consideration specified in the Merger Agreement. The Merger is expected to close during the second quarter of the calendar year 2003, pending the receipt of all requisite regulatory approvals and the approval of the Company's and First Federal Financial Bancorp, Inc.'s shareholders.

         A copy of the press release issued in connection with the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS.
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Exhibit     2.1     Agreement and Plan of Merger dated December 30, 2002 by
                    and between Classic Bancshares, Inc and First Federal Financial Bancorp, Inc.

Exhibit     99.1    Press release dated December 30, 2002.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CLASSIC BANCSHARES, INC.


Dated: December 30, 2002            By:  /s/ David B. Barbour
                                    ---------------------------------------
                                    David B. Barbour
                                    President and Chief Executive Officer